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                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-24135) pertaining to the Palm Harbor Homes, Inc. Employee Savings Plan, and in the Registration Statement (Form S-3 No. 333-52535) and in the related Prospectus of Palm Harbor Homes, Inc. and subsidiaries, of our report dated May 3, 2002, with respect to the consolidated financial statements of Palm Harbor Homes, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended March 29, 2002.





May 24, 2002
Dallas, Texas